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EXHIBIT 10.56

                                  CONFIDENTIAL


                                                                24 February 1999


Glamis Gold Ltd.
5190 Neil Road
Suite 310
Reno, Nevada
89502

Attention:     Mr. Daniel J. Forbush

Dear Sirs:


                           Re: Rayrock Resources Inc.

        We are pleased to confirm that, subject to your acceptance, we will establish a credit in your favour on the following terms and conditions:

PARTIES

        BORROWER      Glamis Gold Ltd. (the "Borrower")

        RESTRICTED
        PARTIES Glamis Gold Inc. ("Glamis USA"), Rayrock Mines, Inc. ("RMI") and Rayrock Resources Inc. ("RRI" and collectively with Glamis USA and RMI, the "Guarantors"), together with the Borrower and the subsidiaries of the Borrower and the Guarantors, are collectively referred to as the "Restricted Parties."

        LENDER        The Bank of Nova Scotia (the "Lender")

CREDIT FACILITY

                      All references to "$" in this letter mean Canadian dollars, unless otherwise specified.

                      Non-revolving short term credit (the "Credit") of up to $15,000,000 which will be available in a single advance. Once repaid the Credit may not be reborrowed.





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                                      -33-



PURPOSE OF CREDIT

                      The Borrower has entered into an agreement providing for an arrangement (the "Arrangement") relating to RRI by which the Borrower would acquire all of the issued and outstanding shares of RRI (collectively the "RRI Shares"), all as more particularly described in a circular to the holders of the RRI Shares dated 26 January 1999 (the "Circular").

                      The Credit is available to provide funds to assist the Borrower in paying the cash portion of the purchase price for 100% of the RRI Shares pursuant to the Arrangement and to pay the Borrower's expenses in connection with the Arrangement. The Credit will be cancelled to the extent it is not required for those purposes.


TERM, MATURITY AND REPAYMENT

                      The Credit will be payable in full on 30 April 1999.

                      Outstanding Prime Rate advances may be voluntarily prepaid in whole or in part without penalty. Bankers' Acceptances may not be prepaid.


INTEREST RATES AND FEES

                      At the Borrower's option, advances under the Credit will be available as Canadian dollar Prime Rate advances bearing interest at Prime Rate plus 0.75% per annum or, subject to availability, seven day bankers' acceptances in respect of which a bankers' acceptance fee of 1.5% per annum shall be payable. For the purposes of this Term Sheet "Prime Rate" shall mean, on any day, the higher of
                      (i) the rate used by Scotiabank as its reference rate for commercial loans made in Canada in Canadian dollars, and
                      (ii) the average rate for 30 day Canadian dollar bankers' acceptances that appears on the Reuters Screen CDOR page at 10:00 a.m. Toronto time on that day, plus 0.75% per annum.


                      Standby Fee

                      A standby fee of 0.50% per annum on the undrawn principal amount of the Credit will accrue beginning on 1 March 1999 and be payable on the date of the advance or on the date of cancellation of the Credit, whichever is earlier.

                      Upfront Fee




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                      A non-refundable upfront fee of Cdn. $275,000 is payable
                      to the Lender, of which Cdn. $100,000 has been paid and the balance is payable on acceptance of this Agreement.


SECURITY

                      The Borrower shall deliver or cause the delivery of the following documents (collectively, the "Security") in form and substance satisfactory to the Lender with all registrations, consents, ancillary agreements and legal opinions required by the Lender:

                      (a) unconditional, unlimited guarantees by each of the Guarantors of the Borrower's obligations under and in connection with the Credit;

                      (b) first-ranking pledges by Glamis USA of cash or cash equivalent securities in the amounts of U.S. $18,000,000,

                      (c) a first-ranking pledge of all issued and outstanding RRI Shares.

                      Immediately after completion of the Arrangement, the Borrower shall make arrangements satisfactory to the Lender to (i) provide security over cash or cash equivalent securities currently held by RMI, including security from or in respect of Rayrock Finance Company ("RFC") as the Lender may reasonably consider necessary having regard to its role in any repatriation of the cash currently held by RMI, or (ii) promptly make other arrangements satisfactory to the Lender in order to allow repayment of the Credit.


CONDITIONS PRECEDENT

                      The Lender's obligation to advance the Credit is subject to fulfillment of the following conditions prior to or contemporaneously with the advance under the Credit:

                      (a) the Lender having received satisfactory legal opinions relating to this Agreement, the Security and any other documents relating to the Credit (collectively, the "Credit Documents") and such other matters including the fulfilment of the condition set out in (e) below as the Lender may reasonably require;

                      (b) the applicable requirements under the heading "Security," other than the last paragraph under that heading, being satisfied;




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                                      -35-


                      (c) the Lender having entered into an agreement satisfactory to the Lender with a third party custodian satisfactory to the Lender covering the cash or cash equivalent securities being pledged by Glamis USA, which will provide for the Lender to have control of the collateral;

                      (d) the Lender having received confirmation satisfactory to it from a third party custodian satisfactory to it (or having received other evidence satisfactory to the Lender) as to the amount of unencumbered cash or cash equivalent securities the custodian is holding for the account of RMI; to the extent the amount held is less than U.S.$10,000,000, the amount of the Credit shall be reduced by the Canadian dollar equivalent of the difference;

                      (e) the Borrower having become the owner of 100% of the RRI Shares;

                      (f) the Lender being satisfied that there have been no material changes to the terms of the Arrangement from those distributed in the Circular except those approved by the Lender, and that all conditions of the Borrower's agreement with RRI concerning the Arrangement have been satisfied, or have been waived on grounds satisfactory to the Lender and that any discretion by the Borrower concerning the satisfaction of conditions has been exercised on grounds satisfactory to the Lender;

                      (g) the Lender having received acknowledgments and agreements, if applicable, from any other lenders or secured creditors of the Borrower or the Guarantors as reasonably required to ensure the priority of the Lender's security;

                      (h) the first advance under the Credit being made on or before 31 March 1999;

                      (i) the Lender having received certificates of each of the Borrower and the Guarantors, to which are attached copies of its constating documents, a list of its officers and directors and copies of resolutions authorizing it to execute, deliver and perform its obligations under the Credit Documents;

                      (j) the Borrower having paid any cash component of the acquisition price of 100% of the RRI Shares in excess of $60,000,000 from funds available to the Borrower that are not borrowed by any of the Restricted Parties.

                      In addition, the Lender's obligation to make an Advance under the Credit is subject to the conditions precedent that no Event of Default (as defined below) or event that, with the passage of time,




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                      giving of notice or other condition subsequent would be an
                      Event of Default (such event being a "Pending Event of Default") has occurred and is continuing on the date of the Advance, or would result from making the Advance and that the Lender has received prior written notice from the Borrower requesting the Advance as required by this Agreement.


REPRESENTATIONS AND WARRANTIES

                      Each of the Borrower and the Guarantors represents and warrants to the Lender that, with respect to itself and, as to items (a), (e), (g) to (l) inclusive and (p) below, the other Restricted Parties:

                      (a) it is a duly incorporated and validly existing corporation and has the corporate power and authority, and all material permits required as of the date hereof, to enter into and perform its obligations under the Credit Documents to which it is or will be a party, to own its property and to carry on the business in which it is engaged;

                      (b) the entering into and the performance by it of the Credit Documents to which it is or will be a party
                           (i) have been duly authorized by all necessary corporate action on its part, and (ii) do not and will not violate its constating documents, any law, treaty, regulation, ordinance, decree, judgment, order or similar legal requirement (each, a "Requirement of Law"), or any material agreement, franchise, lease, permit, privilege or other right acquired from any person (each, a "Contract") to which any Restricted Party is a party;

                      (c) the Credit Documents to which it is a party from time to time will, when executed and delivered, constitute legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject to the availability of equitable remedies and the effect of bankruptcy, insolvency and other laws affecting the rights of creditors generally;

                      (d) from and after the date on which the relevant Security is delivered, the Lender will have legal, valid and enforceable security upon the property that is encumbered by that Security (as to which the grantor is the legal and/or beneficial owner) subject only to Permitted Encumbrances (as defined below), the availability of equitable remedies and the effect of bankruptcy, insolvency and other laws affecting the rights of creditors generally;




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                      (e)  it is not in default under any of the Permitted
                           Encumbrances relating to it, except for violations that would not, in the aggregate, have a material and adverse effect on its ability to perform its obligations under any Credit Documents to which it is a party;

                      (f) neither its constating documents nor any shareholder agreement to which it is a party restrict the power of its directors to borrow money, to give guarantees or to encumber any or all of its present and future property to secure its obligations under or in connection with the Credit;

                      (g) as of the date of execution of this Agreement, there are no litigation, arbitration or administrative proceedings outstanding and, to its knowledge after having made reasonable inquiry, there are no proceedings pending or threatened against it which were not disclosed in the Circular or which, in either case, could materially and adversely affect the acquisition of the RRI Shares, its business or property or its ability to perform its obligations under the Credit Documents;

                      (h) no Event of Default or Pending Event of Default has occurred and is continuing;

                      (i) it is not in violation of any term of its constating documents, and to its knowledge after having made reasonable inquiry, is not in violation of any Requirement of Law or any Contract, the violation of which would materially and adversely affect its ability to own its property and conduct its business, nor will its execution, delivery and performance of any Credit Documents to which it is a party result in any such violation;

                      (j) all of the historical financial statements which have been furnished to the Lender in connection with this Agreement are complete and, to its knowledge after reasonable inquiry, fairly present its financial position as of the dates referred to therein and have been prepared in accordance with generally accepted accounting principles of Canada or the United States, consistently applied ("GAAP");

                      (k) as of the date of execution of this Agreement, it has no liabilities (contingent or other) or other obligations of the type required to be disclosed in accordance with GAAP which are not fully disclosed in the financial statements (FS) section of the Circular, including the pro forma statements (collectively, the "Financial Statements"), other than liabilities and obligations incurred thereafter in the




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                           ordinary course of its business and the obligations
                           under or in connection with the Credit;

                      (l) its business and assets are being operated in substantial compliance with all applicable laws (including, without limitation, laws intended to protect the environment), to the best of its knowledge after reasonable inquiry there are no breaches thereof and no enforcement actions in respect thereof are threatened or pending which, in any such case, could materially and adversely affect its business or property or its ability to perform its obligations under the Credit Documents to which it is or will be a party;

                      (m) there are no governmental licenses, authorizations, consents, registrations, exemptions, permits or other approvals required by law that are required to complete the acquisition of the RRI Shares that have not been obtained and are not in full force and effect without unduly burdensome provisions, other than the court order approving the Arrangement and the issuance of articles implementing the Arrangement, which will be obtained before the Credit is advanced;

                      (n) there are no consents that are required from the directors or shareholders of RRI, either in connection with the pledge of the RRI Shares or in connection with any disposition of the RRI Shares pursuant to the Security;

                      (o) its chief executive office is located in Nevada, in the case of the Borrower, Glamis USA and RMI and Ontario in the case of RRI;

                      (p) there is no fact that it has not disclosed to the Lender in writing that materially adversely affects its business or property or its ability to perform its obligations under the Credit Documents to which it is or will be a party.

                      The representations and warranties made in this Agreement shall survive the execution of this Agreement and all other Credit Documents, and shall be deemed to be repeated as of the date of each advance and as of the date of delivery of each quarterly certificate referred to under "Reporting Requirements" below. The Lender shall be deemed to have relied upon such representations and warranties at each such time as a condition of making an Advance hereunder or continuing to extend the Credit hereunder.


COVENANTS AND CONDITIONS

                      1. The Borrower and the Guarantors shall not, and shall not permit the Restricted Parties to, create, assume or permit the




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                      existence of any hypothec, mortgage, security interest,
                      lien or other encumbrance whatsoever on their respective undertakings, property and assets, other than the Security, encumbrances disclosed in the Financial Statements and other encumbrances arising in the ordinary course of business that do not secure Debt (collectively, "Permitted Encumbrances").

                      2. Other than through the Arrangement and in connection with the anticipated redemption of RFC's preferred shares, the Borrower and the Guarantors shall not, and shall not permit the Restricted Parties to effect any change in its business, acquire material assets of any other person except in the ordinary course of business, acquire shares or other securities of any other person, or make loans to or other investments in, or give financial assistance to, any other person.

                      3. The Borrower and the Guarantors shall not, and shall not permit the Restricted Parties to incur or permit any Debt (as defined on the attached schedule) to remain outstanding other than (a) the Credit, (b) other Debt disclosed in the Financial Statements, (c) other Debt to the Lender and (d) Debt owed to other Restricted Parties as of the date of this Agreement.

                      4. The Borrower shall not pay any dividends or make other payments to its direct or indirect shareholders or make payments on notes held by affiliated corporations, including redemptions of shares, principal or cash interest payments, and payment of management fees.

                      5. The Borrower and the Guarantors shall not, and shall not permit the Restricted Parties to consolidate, amalgamate or merge with any other person, enter into any corporate reorganization or other transaction intended to effect or permit a change in its existing corporate or capital structure (other than the Arrangement in the case of RRI and the anticipated redemption of preferred shares of RFC), liquidate, wind-up or dissolve itself.

                      6. The Borrower and the Guarantors shall not, and shall not permit the Restricted Parties to sell, lease or otherwise dispose of the whole or any material part of their respective undertakings, property and assets, except for the sale of inventory in the ordinary course of business and except for dispositions of assets of RRI or subsidiaries that are not related to gold mining or gold exploration.

                      7. The Borrower and the Guarantors shall ensure that each of the Restricted Parties operates its business in accordance with sound business practice and in compliance in all material respects with all applicable Requirements of Law and material Contracts.

                      8. The Borrower and the Guarantors shall ensure that each of the Restricted Parties, at all reasonable times and from time to time

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                      upon reasonable notice, permits representatives of the
                      Lender to inspect any of its property and to examine and take extracts from its financial books, accounts and records, including but not limited to accounts and records stored in computer data banks and computer software systems, and to discuss its financial condition with its senior officers and (in the presence of such of its representatives as it may designate) its auditors, the reasonable expense of all of which shall be paid by the Borrower.

                      9. The Borrower and the Guarantors shall ensure that each of the Restricted Parties maintains insurance on all its property with financially sound and reputable insurance companies or associations, including all-risk property insurance, comprehensive general liability insurance and business interruption insurance, in amounts and against risks that are reasonably required by the Lender, and furnishes to the Lender, on written request, satisfactory evidence of the insurance carried.


REPORTING REQUIREMENTS

                      During the term of this Agreement, the Borrower shall:

                      (a) as soon as practicable and in any event within 45 days of the end of each of its fiscal quarters (except the fourth quarter), cause to be prepared and delivered to the Lender in a form satisfactory to the Lender, its interim unaudited consolidated financial statements, which shall be prepared in accordance with GAAP;

                      (b) as soon as practicable and in any event within 90 days after the end of each of its fiscal years, cause to be prepared and delivered to the Lender annual consolidated financial statements for the Borrower and, for 1998, RRI including, without limitation, balance sheet, statement of income and retained earnings and statement of changes in financial position for such fiscal year, which shall be audited by an internationally recognized accounting firm and shall be prepared in accordance with GAAP;

                      (c) concurrently with the delivery of its quarterly financial statements, provide the Lender with a certificate in a form satisfactory to the Lender, indicating whether an Event of Default or Pending Event of Default has occurred;

                      (d) promptly provide the Lender with all other information reasonably requested by the Lender from time to time




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                                      -41-


                      concerning the property and financial condition of the Restricted Parties.


ADVANCES AND PAYMENTS

                      Upon timely fulfilment of all applicable conditions as set forth in this Agreement, the Lender will make the requested amount of a Prime Rate advance and the proceeds of the sale of bankers' acceptances requested by the Borrower (net of the discount on sale and the applicable bankers' acceptance fee payable to the Lender) available to the Borrower on the date requested by the Borrower by crediting such amount to the Borrower's Canadian dollar account at the Lender's branch located at 650 West Georgia Street, Vancouver, British Columbia, V6B 4P6 or paying it as otherwise directed in the Borrower's request for an advance. The Borrower shall pay interest with respect to Prime Rate advances to the Lender at its International Banking Division, 14th Floor, 44 King Street West, Toronto, Ontario, M5H 1H1 on the 22nd day of each month and shall make all other payments to the Lender at that address. All interest shall accrue from day to day and shall be payable in arrears for the actual number of days elapsed from and including the date of advance or the previous date on which interest was payable, as the case may be, to but excluding the date on which interest is payable, both before and after maturity, default and judgment, with interest on overdue interest at the same rate payable on demand.

                      Interest calculated with reference to the Prime Rate shall be calculated monthly on the basis of a year of 365 days. Each rate of interest which is calculated with reference to a period (the "deemed interest period") that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to a rate based on a calendar year calculated by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing by the number of days in the deemed interest period.

                      The provisions of the Acceptance Agreement attached to this Agreement shall apply to all bankers' acceptances under this Agreement. The "Undersigned" referred to in the Acceptance Agreement means the Borrower. The aggregate fee contemplated in section 2 of the Acceptance Agreement shall be 1.5% per annum.

                      The present and future debts, liabilities and obligations of the Borrower to the Lender under or in connection with the Credit (the "Obligations") shall be evidenced by records maintained by the Lender, which shall constitute, in the absence of manifest error, prima facie evidence of the Obligations and all details relating thereto. The failure of the Lender to correctly record any amount, date or other detail shall not, however, adversely affect the obligation of the Borrower to pay the Obligations in accordance with this Agreement.

                      The Borrower shall give the Lender irrevocable written notice, in the form attached to this Agreement, of any request for any advance to the Borrower under the Credit. The Borrower shall also give the Lender irrevocable written notice of any payment by the Borrower (whether resulting from repayment, prepayment, rollover or conversion) of any advance under the Credit. Notice shall be given on the second business day prior to the date of any advance or payment (a business day being a day other than a Saturday or Sunday on which the Lender is open for business at its principal office in Toronto), or at such other time as is acceptable to the Lender. Notice shall be given not later than 11:00 a.m. (Toronto time) on the date for notice. Payments (other than those being made solely from the proceeds of rollovers and conversions) must be made prior to 11:00 a.m. (Toronto time) on the date for payment. If a notice or payment is not given or made by those times, it shall be deemed to have been given or made on the next business day. The Lender acknowledges that the Borrower currently expects to require the advance of the Credit on 1 March 1999 but that the precise amount of the advance may not be known two business days before that. The Borrower shall promptly provide the Lender with all available information concerning the advance and the Lender shall endeavour to provide the advance with less than two business days notice if necessary.

                      Each advance by way of bankers' acceptances shall be in minimum amount of $1,000,000 and a whole multiple of $100,000. Terms of seven days only may be requested by the Borrower for bankers' acceptances, subject to availability of bankers' acceptances of that term. No term of a bankers' acceptance may end on a date which is not a business day, or after the date on which the Credit is required to be paid in full.

                      The Borrower may from time to time, by giving not less than two business days express written notice to the Lender and paying all accrued and unpaid standby fees to the effective date of cancellation or reduction, irrevocably cancel or permanently reduce the committed amount of the Credit by an amount which shall be a minimum of $1,000,000 and a whole multiple of $100,000. The Borrower shall have no right to any increase in the committed amount of the Credit thereafter.


EVENTS OF DEFAULT

                      Each of the following events shall constitute an Event of Default under this Agreement:

                      (a) the Borrower fails to pay any amount of principal or interest when due or to pay fees or other Obligations (apart from principal and interest) within three days of when due; or

                      (b) a Restricted Party makes any representation or warranty under any of the Credit Documents which is incorrect or incomplete in any material respect when made or deemed to be made; or

                      (c) any of the Borrower, the Guarantors and RFC ceases or threatens to cease to carry on its business, or admits its inability or fails to pay its debts generally; or

                      (d)  a Restricted Party:

                           (i)   permits any default under one or more
                                 agreements or instruments relating to its Debt other than the Obligations; or

                           (ii) permits any other event to occur and to continue after any applicable grace period specified in such agreements or instruments;

                           if the effect is to accelerate, or to permit the acceleration of, the date on which any material Debt of a Restricted Party becomes due (whether or not acceleration actually occurs); or

                      (e) any of the Borrower, the Guarantors and RFC becomes a bankrupt, voluntarily or involuntarily; or

                      (f) any of the Borrower, the Guarantors and RFC becomes subject to any proceeding seeking liquidation, arrangement, reorganization, dissolution, winding-up, relief of debtors or creditors or the appointment of a receiver or trustee over, or any judgment or order which has or might have a material and adverse effect on, any material part of its property, and such proceeding, judgment or order is consented to, approved of or acquiesced in by any of the Borrower, the Guarantors and RFC or, if instituted against any of the Borrower, the Guarantors and RFC, is not contested diligently, in good faith and on a timely basis and dismissed or stayed within 45 days of its commencement or issuance; or

                      (g) any of the Borrower, the Guarantors and RFC denies, to any material extent, its obligations under the Credit Documents or claims any of the Credit Documents to be invalid or withdrawn in whole or in part; or any of the Credit Documents is invalidated in any material respect by any act, regulation or governmental action or is determined to be invalid in any material respect by a court or other judicial entity and such determination has not been stayed pending appeal; or

                      (h) one or more final judgments, writs of execution, garnishments, attachments or similar processes are issued or levied against any of the property of the Restricted Parties and are not released, bonded, satisfied, discharged, vacated or stayed within 10 days after issuance or levy; or

                      (i) an encumbrancer takes possession of all or a material portion of the property of any of the Borrower, the Guarantors and RFC by appointment of a receiver, receiver and manager, or otherwise; or

                      (j) a material adverse change occurs in the financial condition or business prospects of the Restricted Parties taken as a whole, as determined by the Lender, acting in good faith and on commercially reasonable grounds; or

                      (k) there is a breach of any other provision of any of the Credit Documents and such breach is not corrected or otherwise satisfied within 30 days after the Lender gives written notice thereof; or



                      (l) following completion of the Arrangement, there is any reduction in the Borrower's direct or indirect percentage ownership of any Restricted Party, other than any subsidiary of RRI that is not engaged in gold mining or gold exploration.

                      If any Event of Default occurs, the Lender shall be under no further obligation to make Advances and may give notice to the Borrower (i) declaring its obligations to make Advances to be terminated, whereupon the same shall forthwith terminate, and/or (ii) declaring the Obligations or any of them to be forthwith due and payable, whereupon they shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

                      Notwithstanding the preceding paragraph, if any of the Borrower, the Guarantors and RFC becomes a bankrupt (voluntarily or involuntarily), or institutes any proceeding seeking liquidation, arrangement, reorganization, dissolution, winding-up, relief of debtors or creditors or the appointment of a receiver or trustee over any material part of its property, then without prejudice to the other rights of the Lender as a result of any such event, without any notice or action of any kind by the Lender, and without presentment, demand or protest, the Lender's obligation to make Advances shall immediately terminate and the Obligations shall immediately become due and payable.

                      Upon the occurrence of any event by which any of the Obligations become due and payable, any security shall become immediately enforceable and the Lender may take such action or proceedings as it in its sole discretion deems expedient to enforce the same, all without any additional notice, presentment, demand, protest or other formality, all of which are hereby expressly waived by the Borrower.

                      In addition to and not in limitation of any rights now or hereafter granted under applicable law, if repayment of any Obligation is accelerated, the Lender may at any time and from time to time without notice to the Borrower or any other person, any notice being expressly waived by the Borrower, set-off and compensate and apply any and all deposits, general or special, time or demand, provisional or final, matured or unmatured, and any other indebtedness at any time owing by the Lender to or for the credit of or the account of the Borrower against and on account of the Obligations notwithstanding that any of them are contingent or unmatured.


MISCELLANEOUS PROVISIONS

                      The Credit Documents shall be binding upon and enure to the benefit of the Lender, the Borrower, the Guarantors and their respective successors and permitted assigns, except that the Borrower and the Guarantors shall not assign any rights or obligations with respect to this Agreement or any of the other Credit Documents without the prior written consent of the Lender.

                      All statements, reports, certificates, opinions, appraisals and other documents or information required to be furnished to the Lender by the Borrower shall be supplied without cost to the Lender. The Borrower shall pay on demand all reasonable third party costs and expenses of the Lender (including, without limitation, the reasonable fees and expenses of counsel for the Lender on a solicitor and own client basis), incurred in connection with (a) the preparation, execution, delivery, administration, periodic review and enforcement of the Credit Documents; (b) obtaining advice as to its rights and responsibilities in connection with the Credit and the Credit Documents; and (c) other matters relating to the Credit. Such costs and expenses shall be payable whether or not an advance is made under this Agreement.

                      The Borrower shall indemnify the Lender and all of its directors, officers, employees and representatives from and against any and all actions, proceedings, claims, losses (other than loss of profit), damages, liabilities, expenses and obligations of any kind (collectively, "Claims") that may be incurred by or asserted against any of them as a result of or in connection with this Agreement, the Arrangement or the Credit, other than as a result of the indemnitees' negligence or wilful misconduct. A certificate of the Lender as to the amount of any such Claim shall be prima facie evidence as to the amount thereof, in the absence of manifest error. No indemnitee shall be liable to the Borrower or any other person for any consequential damages which may be claimed as a result of or in connection with this Agreement, the Arrangement or the Credit.

                      The agreements of the Borrower concerning expenses and indemnification shall survive the termination of this Agreement and repayment of the Obligations.

                      All payments to be made by or on behalf of the Borrower in connection with the Credit Documents are to be made without set-off, compensation or counterclaim, free and clear of and without deduction for or on account of any tax, including but not limited to withholding taxes, except if such deduction is required by law or the administration thereof. If any tax is deducted or withheld from any payments under the Credit Documents (including the remittance provided for in this paragraph) the Borrower shall promptly remit to the Lender in the currency in which such payment was made, the equivalent of the amount of tax so deducted or withheld together with the relevant receipt issued by the taxing or other receiving authority. If the Borrower is prevented by operation of law or otherwise from paying, causing to be paid or remitting such tax, the interest or other amount payable under the Credit Documents will be increased to such rates as are necessary to yield and remit to the Lender the principal sum advanced or made available together with interest at the rates specified in the Credit Documents after provision for payment of such tax.

                      If the introduction of or any change in or in the interpretation of, or any change in the application to the Borrower or the Lender of, any law or any regulation or guideline from any central bank or other governmental authority that is binding on the Borrower or the Lender (whether or not having the force of law), including but not limited to any reserve or special deposit requirement or any tax (other than a general tax on the Lender's income or capital) or any capital requirement, has due to the Lender's compliance therewith the effect, directly or indirectly, of (a) increasing the cost to the Lender of performing its obligations hereunder; (b) reducing any amount received or receivable by the Lender hereunder or its effective return hereunder or on its capital; or (c) causing the Lender to make any payment or to forego any return based on any amount received or receivable by it hereunder, then upon demand from time to time the Borrower shall pay such amount as shall compensate the Lender for any such cost, reduction, payment or foregone return that is not fully offset by an increase in the applicable interest rate or rates or fees hereunder. Any certificate of the Lender in respect of the foregoing will be prima facie evidence of the foregoing, except for manifest error, provided that the Lender determines the amounts owing to it in good faith using any reasonable averaging and attribution methods and provides a detailed description of its calculation of the amounts owing to it.

                      Time shall be of the essence of this Agreement. No amendment, supplement or waiver of any provision of the Credit Documents, nor any consent to any departure by the Restricted Parties therefrom, shall in any event be effective unless it is in writing, makes express reference to the provision affected thereby and is signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. No waiver or act or omission of the Lender shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or breach by any Restricted Party of any provision of the Credit Documents or the rights resulting therefrom.

                      Each of the Credit Documents, except for those which expressly provide otherwise, shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in Ontario.

        If you are in agreement with the foregoing, please sign and return to the Lender a copy of this letter, together with $175,000 in payment of the balance of the upfront fee. This letter replaces our letter to you and term sheet dated 11 February 1999. This letter will be executed by RRI and RMI immediately upon completion of the Arrangement, but will be binding upon the other parties once they have all signed this letter, even though it has not been signed by RRI and RMI. This letter may be executed in separate counterparts, and transmission of this letter and your acceptance by facsimile will be considered as binding as delivery of originally signed documents.



                                        Yours very truly,
                                        THE BANK OF NOVA SCOTIA

                                        Ray Clarke
                                        Relationship Manager

Agreed to and accepted
GLAMIS GOLD LTD.


By: /s/ C. K. McARTHUR
   ---------------------------------
     C.K. McArthur
     President


By: /s/ D. J. FORBUSH
   ---------------------------------
     D.J. Forbush
     Chief Financial Officer

GLAMIS GOLD, INC.


By:  /s/   C.K. McArthur
   ---------------------------------
     C.K. McArthur
     President


By:  /s/  D.J. Forbush
   ---------------------------------
     D.J. Forbush
     Chief Financial Officer


RAYROCK RESOURCES INC.


By:  /s/  D.J. Forbush
   ---------------------------------
     Name: D.J. Forbush
     Title: Secretary, Treasurer
     Date: 3 March 1999


RAYROCK MINES, INC.


By:  /s/  D.J. Forbush
   ---------------------------------
     Name: D.J. Forbush
     Title: Secretary, Treasurer
     Date: 3 March 1999


                                    SCHEDULE


"DEBT" means, with respect to any person, without duplication and, except as provided in item (b) below, without regard to any interest component thereof (whether actual or imputed) that is not due and payable, the aggregate of the following amounts, each calculated in accordance with GAAP, unless the context otherwise requires:

(a) indebtedness for money borrowed (including, without limitation, by way of overdraft) or indebtedness represented by notes payable and drafts accepted representing extensions of credit;

(b)     the face amount of all bankers' acceptances and similar instruments;

(c) all obligations (whether or not with respect to the borrowing of money) that are evidenced by bonds, debentures, notes or other similar instruments;

(d) all liabilities upon which interest charges are customarily paid by that person;

(e) any capital stock of that person (or of any subsidiary of that person that is not held by that person or by a subsidiary of that person that is wholly owned, directly or indirectly) which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part for cash or securities constituting Debt;

(f)     all capital lease obligations and purchase money obligations;

(g) the amount, if any, that the person would be required to pay to its counterparty in any interest rate swap, basis swap, forward rate transaction, currency hedging or swap transaction, cap transaction, floor transaction, collar transaction or other similar transaction, or any option with respect to such a transaction or combination of any such transactions in order to terminate such transaction as a result of the person being "out of the money" on a mark to market valuation of the transaction;

(h) any guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business) in any manner of any part or all of an obligation of another person of the type included in items (a) through (g) above, including contingent liabilities in respect of letters of credit, letters of guarantee and surety bonds;

provided that trade payables and accrued liabilities that are current liabilities incurred in the ordinary course of business do not constitute Debt.


                           FORM OF REQUEST FOR ADVANCE


TO:     THE BANK OF NOVA SCOTIA

        We refer to the letter loan agreement dated 24 February 1999 between, among others, the undersigned as Borrower and The Bank of Nova Scotia as Lender, as amended, supplemented, restated or replaced from time to time (the "Credit Agreement"). All capitalized terms used in this notice and defined in the Credit Agreement have the meanings defined in the Credit Agreement.

        Notice is hereby given pursuant to the Credit Agreement that the undersigned hereby irrevocably requests as follows:

        A   that an advance be made under the Credit

        B   the requested advance represents the following [check one or more]:

            initial advance under the Credit                                (  )
            rollover of existing advance under the Credit                   (  )
            conversion of existing advance to another type of advance       (  )

        C   the date of the advance shall be

        D the advance shall be in the form of [check one or more and complete details]:

                      Prime Rate advance                                    (  )
                             Amount         $______________

                      Bankers' Acceptances with a term of seven days        (  )
                             Face Amount:   $______________

        E the proceeds of the advance shall be paid as follows: [specify account of Borrower at branch of Lender in Canada or payment instructions for third party payee]


        The undersigned hereby confirms as follows:

        (a) the representations and warranties made in the Credit Agreement, other than any expressly stated to be made as of a specific date, are true on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof;

        (b) no Pending Event of Default or Event of Default has occurred and is continuing on the date hereof or will result from the Advance(s) requested herein;

        (c) the undersigned will immediately notify you if it becomes aware of the occurrence of any event which would mean that the statements in the immediately preceding paragraphs (a) and (b) would not be true if made on the date the advance is made;

        (d) all other conditions precedent set out in the Credit Agreement have been fulfilled.


        DATED 24 February 1999


                                        GLAMIS GOLD LTD.


                                        By: /s/ C.K. McARTHUR
                                            ----------------------------
                                            C.K. McArthur
                                            President


                                        By: /s/ D.J. FORBUSH
                                            ----------------------------
                                            D.J. Forbush
                                            Chief Financial Officer